HEI Exhibit 4

June 29, 2017
Fidelity Investments
Attention: WI Implementations
100 Magellan KE22
Covington, KY 41015
Re: Changes to the Investment Options with respect to the Plans specified below (the "Plans"):

Legal Plan Name	FPRS Plan Number	Plan Type
Hawaiian Electric Industries Retirement Savings Plan	56566	Qualified Plan
American Savings Bank 401(k) Plan	75615	Qualified Plan
Dear WI Implementations:
This letter relates to plan investment options available under the Master Trust Agreement for the Plans entered into between Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. (collectively and individually, the “Sponsor”) and Fidelity Management Trust Company (“Fidelity”) dated as of September 4, 2012, and amended by a First Amendment effective March 1, 2015, and further amended by letters of direction executed by the Sponsor and the Trustee which specifically state that both parties intend and agree that each such letter of direction shall constitute an amendment (the “Agreement”). The parties intend and agree that this letter shall constitute a further amendment to the Agreement to the extent the direction contained herein modifies the investment options available under the Plans and/or to the extent the directions modify the investment option(s) to be used for the investment of assets for which Fidelity has not received investment direction from the Sponsor or participants as applicable.
The Sponsor hereby directs Fidelity to implement the Plan investment option changes described in the attached Direction to Change Investment Options and subject to the terms thereof.
The parties acknowledge that the Sponsor is capable of evaluating investment risks independently. The Sponsor affirms that at all times all decisions concerning the Plan's investment line-up or its investment strategies, including, but not limited to, evaluations of information provided by Fidelity or its affiliates, shall be made by exercising independent judgment.
In lieu of receiving a printed copy of the prospectus for each Fidelity and Non-Fidelity Mutual Fund selected by the Named Fiduciary (for qualified ERISA plans) or the Sponsor (for non-ERISA and non-qualified plans) as a Plan investment option or short-term investment fund, the Named Fiduciary or Sponsor as applicable, hereby consents to receiving such documents electronically. The Named Fiduciary or Sponsor as applicable, shall access each prospectus as described below after receiving notice from Fidelity that a current version is available online at a website maintained by Fidelity or its affiliate. The Named Fiduciary or Sponsor as applicable, acknowledges that on the effective date of this letter amendment, prospectuses are available in the Mutual Fund detail in the Plan's Investment Performance and Research section on Fidelity NetBenefits, and Fidelity Fund prospectuses are available at http://www.fidelity.com/workplacedocuments. Fidelity may from time to time notify the Named Fiduciary or Sponsor as applicable that prospectuses are available at alternative website locations. The Named Fiduciary or Sponsor represents that by the effective date, it has accessed each such prospectus in the manner described above. In the event a prospectus for a Plan investment option cannot be accessed, the Named Fiduciary or Sponsor as applicable will contact Fidelity to receive the prospectus.

Sponsor hereby acknowledges that eligibility for the Fidelity Freedom Index Funds - Institutional Premium Class is subject to certain business requirements which may change from time to time, but would ordinarily include, although not be limited to, a requirement that Sponsor has at least $100 million in total defined contribution plan assets record-kept at Fidelity. Sponsor further understands that in the event such business requirements are not met, the Plans may no longer be eligible for Fidelity Freedom Index Funds - Institutional Premium Class. Fidelity shall provide notice to Sponsor if the Plans are no longer eligible for Fidelity Freedom Index Funds - Institutional Premium Class. If the Plans are no longer eligible for Fidelity Freedom Index Funds - Institutional Premium Class, such positions will be liquidated and the proceeds will be invested at the direction of Sponsor. The timing of such liquidation will be mutually agreed upon by both Sponsor and Fidelity but shall in no event be permitted to extend more than ninety (90) days past Fidelity’s notice of ineligibility.
Timeframes:
Fidelity will implement the fund changes directed by the Sponsor on the dates specified in the attached Direction to Change Investment Options and deliver communications in a timely manner as described herein, provided Fidelity is in receipt of this signed letter by June 30, 2017. The fund changes described herein will not be implemented and communications not delivered unless this signed letter is received by Fidelity by June 30, 2017.
This letter (including any attachments hereto, each of which is incorporated herein by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. There are no representations, understandings or agreements relating to the directions given in this letter that are not fully expressed herein. The Sponsor recognizes the importance of changes to a Plan's investment choices and the significant risks (financial and otherwise) associated with any incorrect actions in this regard and therefore confirms that it has read this letter fully and understands and confirms the accuracy of the directions being provided herein.

By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of any Agreement, each party may rely without duty of inquiry on the foregoing representation.
HAWAIIAN ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE
By: /s/ Kurt Murao______________________        By: _/s/ Greg Hazelton__________________
(Signature of Authorized Individual)            (Signature of Authorized Individual)
Name: Kurt Murao______________________        Name: Greg Hazelton____________________
(Printed Name)                        (Printed Name)
Title: VP-Legal & Administration and_______         Title: EVP and Chief Financial Officer______
Corporate Secretary_______________
Date: 7/3/17____________________________        Date: 7/4/17____________________________
A copy of this letter will be returned to Sponsor after it has been countersigned by Fidelity.
Agreed to and accepted by:
Fidelity Investments Institutional Operations Company, Inc. and/or Fidelity Workplace Services LLC (formerly known as Fidelity Employer Services Company LLC) and/or Fidelity Management Trust Company, as applicable:)
By: /s/ Tonya Douglas___________________
(Signature of Fidelity Authorized Individual)
Name: Tonya Douglas___________________
(Printed Name)
Title: SVP, Implementation_______________
Date: 7/20/17__________________________

Direction to Change Investment Options
Fund Additions
The Plans specified below will be adding the funds listed below after 4:00 PM ET on the day before the live date indicated below:

Plan #	Live Date	Ticker	Legal Fund Name	FPRS Code	VRS Code	Redemption/Short-Term Trading Fees
56566	8/15/2017	FZCXX	Fidelity® Government Money Market Fund - Premium Class	2741	02741	N/A
56566	8/15/2017	FFGZX	Fidelity Freedom® Index Income Fund - Institutional Premium Class	2764	02764	N/A
56566	8/15/2017	FFGFX	Fidelity Freedom® Index 2005 Fund - Institutional Premium Class	2765	02765	N/A
56566	8/15/2017	FFWTX	Fidelity Freedom® Index 2010 Fund - Institutional Premium Class	2766	02766	N/A
56566	8/15/2017	FIWFX	Fidelity Freedom® Index 2015 Fund - Institutional Premium Class	2767	02767	N/A
56566	8/15/2017	FIWTX	Fidelity Freedom® Index 2020 Fund - Institutional Premium Class	2768	02768	N/A
56566	8/15/2017	FFEDX	Fidelity Freedom® Index 2025 Fund - Institutional Premium Class	2769	02769	N/A
56566	8/15/2017	FFEGX	Fidelity Freedom® Index 2030 Fund - Institutional Premium Class	2770	02770	N/A
56566	8/15/2017	FFEZX	Fidelity Freedom® Index 2035 Fund - Institutional Premium Class	2771	02771	N/A
56566	8/15/2017	FFIZX	Fidelity Freedom® Index 2040 Fund - Institutional Premium Class	2772	02772	N/A
56566	8/15/2017	FFOLX	Fidelity Freedom® Index 2045 Fund - Institutional Premium Class	2773	02773	N/A
56566	8/15/2017	FFOPX	Fidelity Freedom® Index 2050 Fund - Institutional Premium Class	2774	02774	N/A
56566	8/15/2017	FFLDX	Fidelity Freedom® Index 2055 Fund - Institutional Premium Class	2775	02775	N/A
56566	8/15/2017	FFLEX	Fidelity Freedom® Index 2060 Fund - Institutional Premium Class	2776	02776	N/A
75615	8/15/2017	FZCXX	Fidelity® Government Money Market Fund - Premium Class	2741	02741	N/A
75615	8/15/2017	FFGZX	Fidelity Freedom® Index Income Fund - Institutional Premium Class	2764	02764	N/A
75615	8/15/2017	FFGFX	Fidelity Freedom® Index 2005 Fund - Institutional Premium Class	2765	02765	N/A
75615	8/15/2017	FFWTX	Fidelity Freedom® Index 2010 Fund - Institutional Premium Class	2766	02766	N/A
75615	8/15/2017	FIWFX	Fidelity Freedom® Index 2015 Fund - Institutional Premium Class	2767	02767	N/A
75615	8/15/2017	FIWTX	Fidelity Freedom® Index 2020 Fund - Institutional Premium Class	2768	02768	N/A
75615	8/15/2017	FFEDX	Fidelity Freedom® Index 2025 Fund - Institutional Premium Class	2769	02769	N/A
75615	8/15/2017	FFEGX	Fidelity Freedom® Index 2030 Fund - Institutional Premium Class	2770	02770	N/A
75615	8/15/2017	FFEZX	Fidelity Freedom® Index 2035 Fund - Institutional Premium Class	2771	02771	N/A
75615	8/15/2017	FFIZX	Fidelity Freedom® Index 2040 Fund - Institutional Premium Class	2772	02772	N/A
75615	8/15/2017	FFOLX	Fidelity Freedom® Index 2045 Fund - Institutional Premium Class	2773	02773	N/A
75615	8/15/2017	FFOPX	Fidelity Freedom® Index 2050 Fund - Institutional Premium Class	2774	02774	N/A
75615	8/15/2017	FFLDX	Fidelity Freedom® Index 2055 Fund - Institutional Premium Class	2775	02775	N/A
75615	8/15/2017	FFLEX	Fidelity Freedom® Index 2060 Fund - Institutional Premium Class	2776	02776	N/A

Restrictions:

•
Except to the extent specifically indicated otherwise herein with respect to a fund or funds, all of the new investment options will be opened for all money-in and money-out transactions, and will not be restricted from any transaction.

Performance:

•	Fund Performance will be made available on NetBenefits and in participant statements. Fund Performance is also available through a Customer Service Representative.

•
Fidelity displays certain investment performance-related and holdings-based data for investment products on NetBenefits that may be based on data received from various third-party sources including but not limited to Morningstar, LLC, investment managers, trustees or plan sponsors. Depending on such source and type of underlying data and the particular investment product, information may not be available or updated on NetBenefits for several days after receipt; for custom investment options where past performance is not available, at least thirty days may be required for performance history to be generated and calculated.

•	The following Standard Performance will be made available, where applicable:

•	1, 3, 5, 10 Year Average Annual

•	Life of Fund Average Annual

•	3 Month Cumulative

•	Year-To-Date Cumulative

•	52 Week High

•	52 Week Low
Distribution and Fee Redemption Methodology:

•	The new funds will be added to the redemption methods for all withdrawals, loans and/or fee processing, as currently provided in your Agreement:

•	For redemption methods and/or fee processing using hierarchal method, the new funds will be added in the last position; and/or,

•	For redemption methods and/or fee processing using a pro-rata method, the new funds will be added to the list.
Fund Closures
As indicated in the chart below, the Plans specified will be (i) freezing the funds indicated below and redirecting contributions effective as of the market close (generally 4:00 PM ET) on the live date listed below, and/or (ii) reallocating the balances in frozen funds in the Plans (whether frozen pursuant to this or a previous direction) effective as of the market close (generally 4:00 PM ET) on the date specified below.

Plan #	Request Type- Redirection/ Reallocation/ Both	Re-Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) FPRS Code & Ticker	From Legal Name	ð	To Legal Name	Fidelity (TO) FPRS Code & Ticker	Redemption/ Short-Term Trading Fees on From Fund
56566	Both	8/15/2017	8/15/2017	0630 FRTXX	Fidelity Money Market Trust Retirement Government Money Market II Portfolio	ð	Fidelity® Government Money Market Fund - Premium Class	2741 FZCXX	N/A
56566	Both	8/15/2017	8/15/2017	2216 FIKFX	Fidelity Freedom® Index Income Fund - Investor Class	ð	Fidelity Freedom® Index Income Fund - Institutional Premium Class	2764 FFGZX	N/A

56566	Both	8/15/2017	8/15/2017	2223 FJIFX	Fidelity Freedom® Index 2005 Fund - Investor Class	ð	Fidelity Freedom® Index 2005 Fund - Institutional Premium Class	2765 FFGFX	N/A
56566	Both	8/15/2017	8/15/2017	2226 FKIFX	Fidelity Freedom® Index 2010 Fund - Investor Class	ð	Fidelity Freedom® Index 2010 Fund - Institutional Premium Class	2766 FFWTX	N/A
56566	Both	8/15/2017	8/15/2017	2242 FLIFX	Fidelity Freedom® Index 2015 Fund - Investor Class	ð	Fidelity Freedom® Index 2015 Fund - Institutional Premium Class	2767 FIWFX	N/A
56566	Both	8/15/2017	8/15/2017	2228 FPIFX	Fidelity Freedom® Index 2020 Fund - Investor Class	ð	Fidelity Freedom® Index 2020 Fund - Institutional Premium Class	2768 FIWTX	N/A
56566	Both	8/15/2017	8/15/2017	2232 FQIFX	Fidelity Freedom® Index 2025 Fund - Investor Class	ð	Fidelity Freedom® Index 2025 Fund - Institutional Premium Class	2769 FFEDX	N/A
56566	Both	8/15/2017	8/15/2017	2235 FXIFX	Fidelity Freedom® Index 2030 Fund - Investor Class	ð	Fidelity Freedom® Index 2030 Fund - Institutional Premium Class	2770 FFEGX	N/A
56566	Both	8/15/2017	8/15/2017	2238 FIHFX	Fidelity Freedom® Index 2035 Fund - Investor Class	ð	Fidelity Freedom® Index 2035 Fund - Institutional Premium Class	2771 FFEZX	N/A
56566	Both	8/15/2017	8/15/2017	2239 FBIFX	Fidelity Freedom® Index 2040 Fund - Investor Class	ð	Fidelity Freedom® Index 2040 Fund - Institutional Premium Class	2772 FFIZX	N/A
56566	Both	8/15/2017	8/15/2017	2240 FIOFX	Fidelity Freedom® Index 2045 Fund - Investor Class	ð	Fidelity Freedom® Index 2045 Fund - Institutional Premium Class	2773 FFOLX	N/A
56566	Both	8/15/2017	8/15/2017	2241 FIPFX	Fidelity Freedom® Index 2050 Fund - Investor Class	ð	Fidelity Freedom® Index 2050 Fund - Institutional Premium Class	2774 FFOPX	N/A
56566	Both	8/15/2017	8/15/2017	2338 FDEWX	Fidelity Freedom® Index 2055 Fund - Investor Class	ð	Fidelity Freedom® Index 2055 Fund - Institutional Premium Class	2775 FFLDX	N/A
56566	Both	8/15/2017	8/15/2017	2714 FDKLX	Fidelity Freedom® Index 2060 Fund - Investor Class	ð	Fidelity Freedom® Index 2060 Fund - Institutional Premium Class	2776 FFLEX	N/A
75615	Both	8/15/2017	8/15/2017	0630 FRTXX	Fidelity Money Market Trust Retirement Government Money Market II Portfolio	ð	Fidelity® Government Money Market Fund - Premium Class	2741 FZCXX	N/A

75615	Both	8/15/2017	8/15/2017	2216 FIKFX	Fidelity Freedom® Index Income Fund - Investor Class	ð	Fidelity Freedom® Index Income Fund - Institutional Premium Class	2764 FFGZX	N/A
75615	Both	8/15/2017	8/15/2017	2223 FJIFX	Fidelity Freedom® Index 2005 Fund - Investor Class	ð	Fidelity Freedom® Index 2005 Fund - Institutional Premium Class	2765 FFGFX	N/A
75615	Both	8/15/2017	8/15/2017	2226 FKIFX	Fidelity Freedom® Index 2010 Fund - Investor Class	ð	Fidelity Freedom® Index 2010 Fund - Institutional Premium Class	2766 FFWTX	N/A
75615	Both	8/15/2017	8/15/2017	2242 FLIFX	Fidelity Freedom® Index 2015 Fund - Investor Class	ð	Fidelity Freedom® Index 2015 Fund - Institutional Premium Class	2767 FIWFX	N/A
75615	Both	8/15/2017	8/15/2017	2228 FPIFX	Fidelity Freedom® Index 2020 Fund - Investor Class	ð	Fidelity Freedom® Index 2020 Fund - Institutional Premium Class	2768 FIWTX	N/A
75615	Both	8/15/2017	8/15/2017	2232 FQIFX	Fidelity Freedom® Index 2025 Fund - Investor Class	ð	Fidelity Freedom® Index 2025 Fund - Institutional Premium Class	2769 FFEDX	N/A
75615	Both	8/15/2017	8/15/2017	2235 FXIFX	Fidelity Freedom® Index 2030 Fund - Investor Class	ð	Fidelity Freedom® Index 2030 Fund - Institutional Premium Class	2770 FFEGX	N/A
75615	Both	8/15/2017	8/15/2017	2238 FIHFX	Fidelity Freedom® Index 2035 Fund - Investor Class	ð	Fidelity Freedom® Index 2035 Fund - Institutional Premium Class	2771 FFEZX	N/A
75615	Both	8/15/2017	8/15/2017	2239 FBIFX	Fidelity Freedom® Index 2040 Fund - Investor Class	ð	Fidelity Freedom® Index 2040 Fund - Institutional Premium Class	2772 FFIZX	N/A
75615	Both	8/15/2017	8/15/2017	2240 FIOFX	Fidelity Freedom® Index 2045 Fund - Investor Class	ð	Fidelity Freedom® Index 2045 Fund - Institutional Premium Class	2773 FFOLX	N/A
75615	Both	8/15/2017	8/15/2017	2241 FIPFX	Fidelity Freedom® Index 2050 Fund - Investor Class	ð	Fidelity Freedom® Index 2050 Fund - Institutional Premium Class	2774 FFOPX	N/A
75615	Both	8/15/2017	8/15/2017	2338 FDEWX	Fidelity Freedom® Index 2055 Fund - Investor Class	ð	Fidelity Freedom® Index 2055 Fund - Institutional Premium Class	2775 FFLDX	N/A
75615	Both	8/15/2017	8/15/2017	2714 FDKLX	Fidelity Freedom® Index 2060 Fund - Investor Class	ð	Fidelity Freedom® Index 2060 Fund - Institutional Premium Class	2776 FFLEX	N/A

Transactional Details:

•
Except to the extent specifically indicated otherwise herein with respect to a fund or funds, all of the "From Fund" investment options will be closed for all money-in and money-out transactions, and will be restricted from all transactions.

•	All assets will be liquidated and processed as a cash transaction.
Auto Rebalance Notification (56566, 75615)

•
If participants have an investment option(s) included in an Automatic Rebalance mix that is subsequently replaced by another investment option(s), their Automatic Rebalance mix will automatically be updated to replace the old investment option(s) with the new investment option(s).

•
If participants have an investment option included in Automatic Rebalance mix which no longer accepts new contributions (commonly known as a "Frozen Fund"), they will be unenrolled from the service at the time of the fund change. Participants can always re-enroll in the service in the future.

Forfeiture/Plan level Account(s) for 56566, 75615:

•	Effective 8/15/2017, any Plan level account will now be directed to Fidelity® Government Money Market Fund - Premium Class (2741).
Revenue Credit Account for 56566, 75615:

•	Effective 8/15/2017, any Revenue Credit account assets will now be directed to Fidelity® Government Money Market Fund - Premium Class (2741).
Direction to Change the Investment Option for Participant Contributions Where Direction Has Not Been Received from the Participant.
Fidelity Freedom® Index Fund - Institutional Premium Class Age Default Service
The Plans will update the Fidelity Freedom® Index Fund - Institutional Premium Class Age Default Service Methodology (i.e., Date Ranges) effective August 15, 2017 based on the tables below. The Sponsor further directs Fidelity to update the methodology (i.e., Date Ranges) as additional Fidelity Freedom® Index Funds - Institutional Premium Class are launched. Such updates will be made to the service as soon as administratively feasible following the launch of future Fidelity Freedom® Index Funds - Institutional Premium Class, unless otherwise directed by the Sponsor and agreed to by Fidelity in writing.
Fidelity Freedom® Index Fund - Institutional Premium Class Age Default for Participants with a valid Date of Birth.
The table below describes the Fidelity methodology for applying the Fidelity Freedom® Index Fund - Institutional Premium Class by DOB. The Fidelity allocation is based on the Fidelity Freedom® Index Fund - Institutional Premium Class objectives as described in the Funds' Prospectus.

Fund Name	Fund Code	Retirement Date Range	DOB Range
Fidelity Freedom® Index Income Fund - Institutional Premium Class	2764	Retired before 2003	Before 1938
Fidelity Freedom® Index 2005 Fund - Institutional Premium Class	2765	2003 - 2007	1/1/1938-12/31/1942
Fidelity Freedom® Index 2010 Fund - Institutional Premium Class	2766	2008 - 2012	1/1/1943-12/31/1947
Fidelity Freedom® Index 2015 Fund - Institutional Premium Class	2767	2013 - 2017	1/1/1948-12/31/1952

Fidelity Freedom® Index 2020 Fund - Institutional Premium Class	2768	2018 - 2022	1/1/1953 - 12/31/1957
Fidelity Freedom® Index 2025 Fund - Institutional Premium Class	2769	2023 - 2027	1/1/1958 - 12/31/1962
Fidelity Freedom® Index 2030 Fund - Institutional Premium Class	2770	2028 - 2032	1/1/1963 - 12/31/1967
Fidelity Freedom® Index 2035 Fund - Institutional Premium Class	2771	2033 - 2037	1/1/1968 - 12/31/1972
Fidelity Freedom® Index 2040 Fund - Institutional Premium Class	2772	2038 - 2042	1/1/1973 - 12/31/1977
Fidelity Freedom® Index 2045 Fund - Institutional Premium Class	2773	2043 - 2047	1/1/1978 - 12/31/1982
Fidelity Freedom® Index 2050 Fund - Institutional Premium Class	2774	2048 - 2052	1/1/1983 - 12/31/1987
Fidelity Freedom® Index 2055 Fund - Institutional Premium Class	2775	2053 - 2057	1/1/1988 - 12/31/1992
Fidelity Freedom® Index 2060 Fund - Institutional Premium Class	2776	2058 and later	1/1/1993 and later
In the event additional Fidelity Freedom® Index Fund - Institutional Premium Class are added as investment options in accordance with direction given herein, such funds will be included in the preceding methodology and the corresponding date ranges will be extended as appropriate. For example, if a Fidelity Freedom® Index 2065 Fund - Institutional Premium Class were to be launched, the corresponding "Retirement Date Range" would be 2063-2067 and the "Fund DOB Range" would be 1/1/1998 - 12/31/2002. To the extent a Plan participant's date of birth falls after the last date in the methodology, the Fidelity Freedom® Index Fund - Institutional Premium Class with the most advanced "Retirement Date Range" will be used for that participant.

A.
Fidelity Freedom® Index Fund - Institutional Premium Class Default for Participants with an invalid Date of Birth will utilize the Fidelity Freedom® Index Income Fund - Institutional Premium Class (2764).

B.	Fidelity Freedom® Index Fund - Institutional Premium Class Age Default will apply to all sources of money listed below:
No changes to previously included sources
The Sponsor hereby directs that, for Plan assets allocated to a Plan participant’s account where Fidelity fails to receive a proper direction from the Plan participant, such Plan assets shall be invested in the age-appropriate Fidelity Freedom® Index Fund - Institutional Premium Class determined according to the methodology set forth above and on the appropriate live date specified above.
In the case of unallocated Plan assets, the termination or reallocation of an investment option, or Plan assets described in Section 5(e) (vi)(B)(5) of the Agreement, the Plan’s default investment shall be the Fidelity® Government Money Market Fund - Premium Class (2741) or such other investment option as the Named Fiduciary may designate by letter of direction to the Trustee.
Communications Strategy
The fund change notification for all Plan participants and beneficiaries with a balance and all eligible employees has and/or will be drafted by Fidelity, reviewed and approved by the Sponsor with a representative of Fidelity in advance to review the accuracy of the notification in order to meet the confirmed delivery date. Sponsor has confirmed for Fidelity that no status code should be omitted from the fund change notifications.
Fidelity will distribute the fund change notification electronically, via email and NetBenefits, with print distribution to all beneficiaries and participants who do not have a valid email address on file. Communications will be sent out at least 30 days prior to the earliest effective date unless otherwise directed by the Sponsor.
Sponsor has worked with Fidelity to confirm that the Plan investment option changes described herein shall not result in a “blackout period” as defined in Section 101(i)(7) of ERISA.